Exhibit 99.B(i)(2)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

January 17, 2017

Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219

Re:	Victory Portfolios
Post-Effective Amendment No. 146
File No. 033-08982; ICA No. 811-04852

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 146 to Registration Statement No. 033-08982.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP